CONSENT OF INDEPENDENT ACCOUNT


We consent to the incorporation by reference in the Registration Statement of Aerovox Incorporated on Form S-8 of our reports dated February 28, 1996, on our audits of the consolidated financial statements and the financial statement schedule of Aerovox Incorporated as of December 30, 1995, and December 31, 1994, and for the years ended December 30, 1995, December 31, 1994, and January 1, 1994 which reports are included or incorporated by reference in the Annual Report on Form 10-K.



                                                   /S/ Coopers & Lybrand L.L.P.
                                                       COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
September 4, 1996



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